CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (date of earliest event reported): June 9, 2017 (June 7, 2017)

GEX MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Texas	333-213470	56-2428818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12001 N. Central Expy., Suite 825 Dallas, Texas 75243

(Address of principal executive offices (zip code)

(877) 210-4396

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e(c))

[ ]	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

GEX Management, Inc. (“GEX” or the “Company”) entered into a Line of Credit Promissory Note (“Promissory Note”) with the Company’s Chief Executive Officer, Carl Dorvil (“Mr. Dorvil”) on March 1, 2015. On April 11, 2017, Mr. Dorvil sold the Promissory Note to Agile Connections, LLC. (“Agile”), and on June 7, 2017 GEX entered into a Debt Conversion Agreement (“Debt Conversion Agreement”) with Agile. The terms of the Debt Conversion Agreement include the conversion of all the outstanding principal borrowed by the Company and the accrued interest under the Promissory Note totaling $345,744.26 for 115,248 shares of the Company’s common stock, restricted pursuant to Rule 144, as amended, at a conversion price of three dollars ($3.00) per share. Additionally, the Debt Conversion Agreement terminates the Promissory Note.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Line of Credit Promissory Note dated March 1, 2015 – incorporated herein by reference to Exhibit 10.1 to the Company’s Amendment No. 1 of its Form S-1 filed on October 7, 2016

10.2	Debt Conversion Agreement Dated June 7, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GEX MANAGEMENT, INC.

By:   /s/  Clayton Carter

Clayton Carter

Chief Financial Officer

Dated:  June 9, 2017

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